Exhibit 99.1

UNION PACIFIC REPORTS 38 PERCENT EARNINGS GROWTH

Record Third Quarter Despite Hurricane Impact and Economic Conditions

FOR IMMEDIATE RELEASE

Third Quarter 2008 Records

•	Diluted earnings per share increased 38 percent to $1.38.

•	Operating revenue totaled $4.8 billion, up 16 percent.

•	Operating income grew 21 percent to $1.2 billion.

•	Net income increased 32 percent to $703 million.

OMAHA, Neb., October 23, 2008 – Union Pacific Corporation (NYSE: UNP) today reported 2008 third quarter net income of $703 million, or $1.38 per diluted share, compared to $532 million, or $1.00 per diluted share for the third quarter of 2007.

“Union Pacific achieved record quarterly financial results despite a challenging economic environment and record-high diesel fuel prices,” said Jim Young, Union Pacific chairman and chief executive officer. “Solid pricing, increasing fuel cost recoveries and strong operating productivity all made positive impacts on our third quarter earnings.”

2008 Third Quarter Summary

Union Pacific reported record operating income of $1.2 billion in the third quarter of 2008, a 21 percent year-over-year improvement.

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Freight revenue grew 16 percent to a best-ever $4.6 billion. Five of the six business groups – Agricultural, Chemicals, Energy, Industrial Products, and Intermodal – posted all-time record revenues. All six business groups, including Automotive, posted record average revenue per car.

•	In total, average revenue per car was a quarterly record at $1,931 in the third quarter of 2008. Fuel cost recoveries, core pricing gains and a favorable business mix all contributed to the increase.

•	Business volumes in the third quarter of 2008, as measured by carloads, were 5 percent lower than the third quarter 2007, reflecting the impact of a slower economy and the hurricanes.

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•	As a result of more high density, long haul shipments, revenue ton-miles increased 1 percent in the third quarter 2008 to 145.8 billion.

•	Third quarter 2008 average quarterly diesel fuel price increased 59 percent to $3.70 per gallon compared to $2.32 in 2007.

•	Union Pacific’s third quarter 2008 Customer Satisfaction Index improved 4 points to 83, a third quarter, post-merger best.

•	Hurricanes Gustav and Ike reduced third quarter 2008 earnings by approximately $.08 per diluted share.

•

The impact of diesel fuel prices and hurricane disruptions were more than offset in the third quarter by Union Pacific’s pricing gains, increased fuel cost recoveries and greater productivity, which combined to improve the operating ratio 1.1 points. The third quarter 2008 operating ratio of 74.9 percent compares to 76 percent in the year ago quarter.

Third Quarter 2008 Freight Revenue Summary versus 2007

•	Energy up 28 percent

•	Agricultural up 27 percent

•	Industrial Products up 15 percent

•	Chemicals up 12 percent

•	Intermodal up 9 percent

•	Automotive down 7 percent

Outlook

“UP expects to produce strong year-over-year earnings growth in the fourth quarter despite the continuing effect of the economic slowdown on our business,” Young said. “Although today’s freight demand is soft, customers are continuing to realize the value of freight rail transportation, making UP’s reliable service offerings an attractive choice.”

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About Union Pacific

Union Pacific Corporation owns one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, links 23 states in the western two-thirds of the country and serves the fastest-growing U.S. population centers. Union Pacific’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Energy, Industrial Products and Intermodal. The railroad offers competitive long-haul routes from all major West Coast and Gulf Coast ports to eastern gateways. Union Pacific connects with Canada’s rail systems and is the only railroad serving all six major gateways to Mexico, making it North America’s premier rail franchise.

Supplemental financial information is attached.

Additional information is available at our Web site: www.up.com.

Contact for investors is Jennifer Hamann at (402) 544-4227.

Contact for media is Donna Kush at (402) 544-3753.

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This press release and related materials contain statements about the Corporation’s future that are not statements of historical fact, including specifically expectations regarding the Corporation’s fourth quarter earnings and statements of management regarding the Corporation’s economic outlook, weaker freight demand, and the future operation of its business. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information or statements regarding: expectations as to continued or increasing demand for rail transportation services; expectations regarding operational improvements, including the effectiveness of network management initiatives that have been or will be implemented to improve operations, customer service, and shareholder returns; expectations as to increased returns, cost savings, revenue growth, and earnings; expectations regarding fuel price and our ability to mitigate fuel costs; the time by which certain objectives will be achieved, including expected improvements in operations and implementation of network management initiatives; estimates of costs relating to environmental remediation and restoration; proposed new products and services; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, results of operations, or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and statements of management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations regarding operational and financial improvements and the Corporation’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement.

Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2007, which was filed with the SEC on February 28, 2008. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our Web site are provided for convenience and, therefore, information on or available through the Web site is not, and should not be deemed to be, incorporated by reference herein.

UNION PACIFIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, Except per Share Amounts and Percentages)

	3rd Quarter				Year-to-Date
For the Periods Ending September 30,	2008	2007	%		2008	2007	%
	(unaudited)				(unaudited)
Operating Revenues *
Freight Revenues	$4,630	$3,990	16		$13,038	$11,498	13
Other Revenues	216	201	7		646	588	10

Total Operating Revenues	4,846	4,191	16		13,684	12,086	13

Operating Expenses *
Compensation and Benefits	1,123	1,095	3		3,356	3,405	(1)
Fuel	1,135	786	44		3,251	2,201	48
Purchased Services and Materials	481	479	—		1,444	1,400	3
Depreciation	348	332	5		1,034	984	5
Equipment and Other Rents	326	342	(5)		1,006	1,035	(3)
Other	218	152	43		659	550	20

Total Operating Expenses	3,631	3,186	14		10,750	9,575	12

Operating Income	1,215	1,005	21		2,934	2,511	17
Other Income	23	25	(8)		67	76	(12)
Interest Expense	(130)	(124)	5		(384)	(357)	8

Income Before Income Taxes	1,108	906	22		2,617	2,230	17
Income Tax Expense	(405)	(374)	8		(940)	(866)	9

Net Income	$703	$532	32		$1,677	$1,364	23

Share and per Share
Earnings per Share – Basic	$1.39	$1.01	38		$3.27	$2.55	28
Earnings per Share – Diluted	$1.38	$1.00	38		$3.24	$2.53	28
Weighted Average Number of Shares – Basic	506.6	526.5	(4)		513.1	534.7	(4)
Weighted Average Number of Shares – Diluted	511.3	531.4	(4)		517.8	539.5	(4)
Dividends Declared per Share	$0.27	$0.175	54		$0.71	$0.525	35
Operating Ratio	74.9%	76.0%	(1.1	)pts	78.6%	79.2%	(0.6	)pts
Effective Tax Rate	36.6%	41.3%	(4.7	)pts	35.9%	38.8%	(2.9	)pts

* Certain prior year amounts have been reclassified to conform to the current period financial statement presentation. The reclassifications include reporting freight revenues instead of commodity revenues. In addition, we modified our operating expense categories to report fuel used in railroad operations as a stand-alone category, to combine purchased services and materials into one line, and to reclassify certain other expenses among operating expense categories. These reclassifications had no impact on previously reported operating revenues, operating expenses, operating income or net income. See Union Pacific Web site under Investor Relations for reclassified 2007, 2006 and 2005 quarterly numbers.

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UNION PACIFIC CORPORATION

FREIGHT REVENUES STATISTICS

	3rd Quarter			Year-to-Date
For the Periods Ending September 30,	2008	2007	%	2008	2007	%
	(unaudited)			(unaudited)
Freight Revenues (Millions):
Agricultural	$848	$670	27	$2,382	$1,886	26
Automotive	324	348	(7)	1,039	1,089	(5)
Chemicals	659	586	12	1,916	1,704	12
Energy	1,051	824	28	2,827	2,316	22
Industrial Products	906	789	15	2,556	2,335	9
Intermodal	842	773	9	2,318	2,168	7

Total	$4,630	$3,990	16	$13,038	$11,498	13

Revenue Carloads (Thousands):
Agricultural	243	232	5	719	663	8
Automotive	153	201	(24)	517	623	(17)
Chemicals	224	238	(6)	690	701	(2)
Energy	615	600	3	1,758	1,702	3
Industrial Products	329	339	(3)	979	1,006	(3)
Intermodal	834	912	(9)	2,441	2,594	(6)

Total	2,398	2,522	(5)	7,104	7,289	(3)

Average Revenue per Car:
Agricultural	$3,486	$2,888	21	$3,314	$2,846	16
Automotive	2,114	1,729	22	2,010	1,747	15
Chemicals	2,951	2,469	20	2,778	2,432	14
Energy	1,709	1,374	24	1,608	1,361	18
Industrial Products	2,747	2,327	18	2,609	2,322	12
Intermodal	1,010	846	19	950	835	14

Average	$1,931	$1,582	22	$1,835	$1,577	16

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UNION PACIFIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Millions of Dollars, Except Percentages)

	Sep. 30, 2008	Dec. 31, 2007
	(unaudited)
Assets
Cash and Cash Equivalents	$857	$878
Other Current Assets	2,032	1,716
Investments	1,009	923
Net Properties	35,302	34,158
Other Assets	351	358

Total Assets	$39,551	$38,033

Liabilities and Shareholders’ Equity
Debt Due within One Year	$346	$139
Other Current Liabilities	3,095	2,902
Debt Due after One Year	8,116	7,543
Deferred Income Taxes	10,393	10,050
Other Long-Term Liabilities	1,866	1,814

Total Liabilities	23,816	22,448
Total Shareholders’ Equity	15,735	15,585

Total Liabilities and Shareholders’ Equity	$39,551	$38,033

Debt to Capital	35.0%	33.0%
Adjusted Debt to Capital *	44.7%	43.6%

* Adjusted Debt to Capital is a non-GAAP measure; however, we believe that it is important in evaluating our financial performance. See Union Pacific Web site under Investor Relations for a reconciliation to GAAP.

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UNION PACIFIC CORPORATION

CONDENSED CONSOLIDATED CASH FLOWS

(Millions of Dollars)

	Year-to-Date
For the Periods Ending September 30,	2008	2007
	(unaudited)
Operating Activities
Net Income	$1,677	$1,364
Depreciation	1,034	984
Deferred Income Taxes	325	196
Other - Net	2	(177)

Cash Provided by Operating Activities	3,038	2,367

Investing Activities
Capital Investments	(2,017)	(1,842)
Other - Net	8	34

Cash Used in Investing Activities	(2,009)	(1,808)

Financing Activities
Debt Issued	1,340	1,074
Common Shares Repurchased	(1,410)	(1,152)
Debt Repaid	(735)	(117)
Dividends Paid	(344)	(272)
Other - Net	99	103

Cash Used In Financing Activities	(1,050)	(364)

Net Change in Cash and Cash Equivalents	(21)	195
Cash and Cash Equivalents
Beginning of year	878	827

End of period	$857	$1,022

Free Cash Flow *
Cash Provided by Operating Activities	$3,038	$2,367
Cash Used in Investing Activities	(2,009)	(1,808)
Dividends Paid	(344)	(272)

Free Cash Flow	$685	$287

* Free cash flow is a non-GAAP measure; however, we believe that it is important in evaluating our financial performance and measures our ability to generate cash without incurring additional financing.

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UNION PACIFIC CORPORATION

OPERATING AND PERFORMANCE STATISTICS

	3rd Quarter				Year-to-Date
For the Periods Ending September 30,	2008	2007	%		2008	2007	%
	(unaudited)				(unaudited)
Operating / Performance Statistics
Gross Ton-Miles (GTMs) (Millions)	262,355	269,446	(3)		776,728	785,071	(1)
Employees (Average)	48,324	50,060	(3)		48,697	50,529	(4)
GTMs (Millions) per Employee	5.43	5.38	1		15.95	15.54	3
Customer Satisfaction Index	83	79	4	pts	82	80	2	pts
Fuel Statistics
Average Fuel Price per Gallon Consumed	$3.70	$2.32	59		$3.36	$2.15	56
Fuel Consumed in Gallons (Millions)	297	329	(10)		940	993	(5)
Fuel Consumption Rate *	1.131	1.219	(7)		1.210	1.265	(4)
AAR Reported Performance Measures
Average Train Speed (Miles per Hour)	23.7	21.5	10		22.9	21.6	6
Average Terminal Dwell Time (Hours)	24.4	25.2	(3)		24.7	25.1	(2)
Average Rail Car Inventory	300,391	311,791	(4)		303,308	310,656	(2)
Revenue Ton-Miles (Millions)
Agricultural	22,431	20,613	9		67,027	58,797	14
Automotive	3,278	4,250	(23)		10,814	13,265	(18)
Chemicals	13,668	14,107	(3)		42,166	42,557	(1)
Energy	67,887	65,133	4		192,969	185,795	4
Industrial Products	18,648	18,908	(1)		55,293	57,398	(4)
Intermodal	19,875	21,024	(5)		59,164	60,561	(2)

Total	145,787	144,035	1		427,433	418,373	2

* Fuel consumption is computed as follows: gallons of fuel consumed divided by gross ton-miles in thousands.

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UNION PACIFIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, Except per Share Amounts and Percentages)

	2008
	1st Qtr	2nd Qtr	3rd Qtr	Year-to- Date
	(unaudited)
Operating Revenues *
Freight Revenues	$4,059	$4,349	$4,630	$13,038
Other Revenues	211	219	216	646

Total Operating Revenues	4,270	4,568	4,846	13,684

Operating Expenses *
Compensation and Benefits	1,132	1,101	1,123	3,356
Fuel	957	1,159	1,135	3,251
Purchased Services and Materials	469	494	481	1,444
Depreciation	340	346	348	1,034
Equipment and Other Rents	342	338	326	1,006
Other	242	199	218	659

Total Operating Expenses	3,482	3,637	3,631	10,750

Operating Income	788	931	1,215	2,934
Other Income	25	19	23	67
Interest Expense	(126)	(128)	(130)	(384)

Income Before Income Taxes	687	822	1,108	2,617
Income Tax Expense	(244)	(291)	(405)	(940)

Net Income	$443	$531	$703	$1,677

Share and per Share
Earnings per Share – Basic	$0.86	$1.03	$1.39	$3.27
Earnings per Share – Diluted	$0.85	$1.02	$1.38	$3.24
Weighted Average Number of Shares – Basic	518.4	514.3	506.6	513.1
Weighted Average Number of Shares – Diluted	522.8	519.0	511.3	517.8
Dividends Declared per Share	$0.22	$0.22	$0.27	$0.71
Operating Ratio	81.5%	79.6%	74.9%	78.6%
Effective Tax Rate	35.5%	35.4%	36.6%	35.9%

* Certain prior year amounts have been reclassified to conform to the current period financial statement presentation. The reclassifications include reporting freight revenues instead of commodity revenues. In addition, we modified our operating expense categories to report fuel used in railroad operations as a stand-alone category, to combine purchased services and materials into one line, and to reclassify certain other expenses among operating expense categories. These reclassifications had no impact on previously reported operating revenues, operating expenses, operating income or net income. See Union Pacific Web site under Investor Relations for reclassified 2007, 2006 and 2005 quarterly numbers.

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UNION PACIFIC CORPORATION

FREIGHT REVENUES STATISTICS

	2008
	1st Qtr	2nd Qtr	3rd Qtr	Year-to- Date
	(unaudited)
Freight Revenues (Millions):
Agricultural	$756	$778	$848	$2,382
Automotive	363	352	324	1,039
Chemicals	603	654	659	1,916
Energy	857	919	1,051	2,827
Industrial Products	773	877	906	2,556
Intermodal	707	769	842	2,318

Total	$4,059	$4,349	$4,630	$13,038

Revenue Carloads (Thousands):
Agricultural	240	236	243	719
Automotive	188	176	153	517
Chemicals	225	241	224	690
Energy	582	561	615	1,758
Industrial Products	304	346	329	979
Intermodal	796	811	834	2,441

Total	2,335	2,371	2,398	7,104

Average Revenue per Car:
Agricultural	$3,151	$3,301	$3,486	$3,314
Automotive	1,930	2,005	2,114	2,010
Chemicals	2,676	2,714	2,951	2,778
Energy	1,473	1,639	1,709	1,608
Industrial Products	2,540	2,537	2,747	2,609
Intermodal	889	947	1,010	950

Average	$1,738	$1,835	$1,931	$1,835

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